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                                    EXHIBIT 5


                       [Letterhead of The Otto Law Group]

                                 April 26, 2003

Reality Wireless Networks, Inc.
120 West Campbell Avenue, Suite E
Campbell, California 95008

Ladies and Gentlemen:

         In connection with the registration on Form S-8 under the Securities Act of 1933, as amended, of 4,362,000 shares of common stock (the "Shares") to be issued pursuant to (i) the Consulting Agreement between Reality Wireless Networks, Inc., and Titan Advantages LTD, (ii) the Consulting Agreement between Reality Wireless Networks, Inc., and Donald Gross, (iii) the Consulting Agreement between Reality Wireless Networks, Inc., and Artco Enterprises, (iv) the Consulting Agreement between Reality Wireless Networks, Inc., and Robert Gray, (v) the Consulting Agreement between Reality Wireless Networks, Inc., and Nassau Consultants, (vi) the Consulting Agreement between Reality Wireless Networks, Inc., and N-Layer Tele-Consultants, (vii) the Consulting Agreement between Reality Wireless Networks, Inc., and Bruce D. Campbell, (viii) the Consulting Agreement between Reality Wireless Networks, Inc., and Evander Evans,
(ix) the Consulting Agreement between Reality Wireless Networks, Inc., and Erin Steiner, (x) the Consulting Agreement between Reality Wireless Networks, Inc., and Robert Zimmeran, and (xi) the Amended Consulting Agreement between Reality Wireless Networks, Inc., and Terrence Byrne (collectively, the "Consulting Agreements') , we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that, in our opinion, when the Shares have been issued and sold pursuant to the applicable provisions of the Consulting Agreements, and in accordance with the registration statement, the Shares will be validly issued, fully paid and nonassessable shares of the Company's common stock.

We hereby consent to the filing of this opinion as an exhibit to the above described registration statement.

                                                   Very truly yours,

                                               THE OTTO LAW GROUP, PLLC

                                               /S/ THE OTTO LAW GROUP


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